NAME OF REGISTRANT
Franklin Value Investors Trust
File No. 811-05878

EXHIBIT ITEM No. 77q1(g): Exhibits


PLAN OF REORGANIZATION
THIS PLAN OF REORGANIZATION (the "Plan"), is made as of this
24th day of November, 2017, by Franklin Value Investors Trust ("FVIT"), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, CA 94403-1906, on behalf of its series, the Franklin MidCap Value Fund ("MidCap Fund") and the Franklin Small Cap Value Fund ("Small Cap Fund") (together, the "Funds" and, individually, a "Fund"). Franklin Advisory Services, LLC, a Delaware limited liability company, joins this Plan solely for purposes of Section 8.

PLAN OF REORGANIZATION
The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by FVIT, on behalf of Small Cap Fund, of substantially all of the property, assets and goodwill of MidCap Fund in exchange solely for full and fractional Class A, Class C, Class R and Advisor Class shares of beneficial interest, with no par value, of Small Cap Fund ("Small Cap Fund Shares");
(ii) the distribution of Small Cap Fund Shares to the holders of Class A, Class C, Class R and Advisor Class shares of beneficial interest, with no par value, of MidCap Fund
(the "MidCap Fund Shares"), respectively, according to their respective interests in MidCap Fund, in complete liquidation of MidCap Fund; and (iii) the dissolution of MidCap Fund as soon as is practicable after the closing (as described in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of the Plan hereinafter set forth.

AGREEMENT
In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, FVIT covenants and agrees as follows:
1.  Sale and Transfer of Assets, Liquidation and Dissolution
of MidCap Fund.
(a) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of the delivery by Small Cap Fund of the number of
Small Cap Fund Shares hereinafter provided, FVIT, on behalf of
MidCap Fund, agrees that, at the time of Closing, it will convey, transfer and deliver to Small Cap Fund all of MidCap Fund's then existing assets, including any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay 25% of the costs and expenses of carrying out the Reorganization in accordance with Section 8 of the Plan (including, but not limited to, fees of counsel and accountants, and expenses of MidCap Fund's liquidation and dissolution
contemplated hereunder), which costs and expenses shall be
established on MidCap Fund's books as liability reserves;
(ii) discharge its unpaid liabilities on its books at the Closing
Date (as such term is defined in Section 3), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to the Closing Date and through the final taxable year ending with MidCap Fund's complete liquidation; and (iii) pay such contingent liabilities, if any, as the officers of FVIT, on behalf of MidCap Fund, shall reasonably deem to exist against MidCap Fund at the Closing Date, for which contingent and other appropriate liability reserves shall be established on MidCap Fund's books (such assets hereinafter "Net Assets"). Small Cap Fund shall not assume any liability of MidCap Fund, whether accrued or contingent, known or unknown, and FVIT, on behalf of MidCap Fund, shall use its reasonable best efforts to discharge all of the known liabilities of MidCap Fund, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above.
(b) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of such sale, conveyance, transfer, and delivery,
FVIT, on behalf of Small Cap Fund, agrees at the Closing to deliver to MidCap Fund the number of Small Cap Fund Shares, determined by dividing the net asset value per share of each Class A, Class C,
Class R and Advisor Class shares of MidCap Fund by the net asset value per share each of Class A, Class C, Class R and Advisor Class shares of Small Cap Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C, Class R and Advisor Class shares, respectively, of MidCap Fund as of 1:00 p.m., Pacific time, on the Closing Date.  The Small Cap
Fund Shares delivered to MidCap Fund at the Closing shall have an aggregate net asset value equal to the value of MidCap Fund's
Net Assets, all determined as provided in Section 2 of the Plan and as of the date and time specified herein.
(c) Immediately following the Closing, MidCap Fund shall distribute the Small Cap Fund Shares received by MidCap Fund pursuant to this
Section 1 pro rata to MidCap Fund's shareholders of record, based upon their respective holdings of MidCap Fund, as of the close of business on the Closing Date. Such distribution shall be accomplished by the establishment of accounts on the share records of Small Cap Fund of the type and in the amounts due such
shareholders based on their respective holdings in MidCap Fund as of the close of business on the Closing Date.  Fractional Small
Cap Fund Shares shall be carried to the third decimal place.
As of the Closing, any outstanding certificate or certificates representing MidCap Fund Shares shall be canceled. Certificates for Small Cap Fund Shares shall not be issued. After the distribution, MidCap Fund shall be dissolved.
(d) At the Closing, each shareholder of record of MidCap Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 7(d) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of MidCap Fund that such person had on such
Distribution Record Date.
(e) All books and records relating to MidCap Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, shall be available to Small Cap Fund from and after the date of the Plan, and shall be turned over to Small Cap Fund on or prior to the Closing.
2.  Valuation.
(a) The net asset value of Small Cap Fund Shares and MidCap Fund Shares and the value of MidCap Fund's Net Assets to be acquired by Small Cap Fund hereunder shall in each case be computed as of 1:00 p.m., Pacific time, on the Closing Date, unless on such date: (i) the New York Stock Exchange ("NYSE") is not open for unrestricted trading; or (ii) the reporting of trading on the
NYSE or other relevant market is disrupted; or (iii) any other extraordinary financial event or market condition occurs (each of the events described in (i), (ii) or (iii) are referred to as a "Market Disruption").  The net asset value per share of
Small Cap Fund Shares and MidCap Fund Shares and the value of
MidCap Fund's Net Assets shall be computed in accordance with the valuation procedures set forth in the most recent prospectus of Small Cap Fund and MidCap Fund, as amended or supplemented, except that the net asset value per share of MidCap Fund shall be carried to the fourth decimal place.
(b) In the event of a Market Disruption on the proposed Closing
Date so that an accurate appraisal of the net asset value of
Small Cap Fund Shares or MidCap Fund Shares or the value of
MidCap Fund's Net Assets is impracticable, the Closing Date
shall be postponed until the first business day when regular trading on the NYSE shall have fully resumed and reporting shall have been restored and other trading markets are otherwise
stabilized.
(c) All computations of value regarding the net asset value of
Small Cap Fund Shares and MidCap Fund Shares and the value of
MidCap Fund's Net Assets shall be made by the administrator
to the Funds.
3.  Closing and Closing Date.
The Closing shall take place at the offices of FVIT at 1:00 pm., Pacific time, on December 1, 2017 or such other date as the officers of FVIT may determine (the "Closing Date").  FVIT, on behalf of MidCap Fund, shall have provided for delivery as of the Closing those Net Assets of MidCap Fund to be transferred to the account of Small Cap Fund's custodian, The Bank of New
York Mellon, Mutual Funds Division, 100 Church Street, New York,
NY 10286. FVIT, on behalf of MidCap Fund, shall deliver at the Closing a list of names and addresses of the holders of record of each class of MidCap Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, as of 1:00 p.m., Pacific time, on the Closing Date.  FVIT, on behalf of Small Cap Fund, shall provide evidence that such Small Cap
Fund Shares have been registered in an account on the books of
Small Cap Fund in such manner as the officers of FVIT, on behalf of MidCap Fund, may reasonably request.
4.  Representations and Warranties by FVIT on behalf of
Small Cap Fund and MidCap Fund.
FVIT, on behalf of Small Cap Fund and MidCap Fund, represents and warrants that:
(a) Each Fund is a series of FVIT, which was originally organized as a Massachusetts business trust on September 11, 1989, and was reorganized as a Delaware statutory trust effective on
November 2, 2015. FVIT is validly existing under the laws of the State of Delaware. FVIT is duly registered under the 1940 Act as an open-end, management investment company and each Fund's shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933 (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.
(b) FVIT is authorized to issue an unlimited number of shares of beneficial interest, without par value, of each Fund, each outstanding share of which is, and each share of Small Cap Fund when issued pursuant to and in accordance with the Plan will be, fully paid, non-assessable, and has or will have full voting rights. FVIT currently issues shares of five series, including the Funds. Small Cap Fund currently is divided into five classes of shares:
Class A, Class C, Class R, Class R6 and Advisor Class shares of beneficial interest, of which Class A, Class C, Class R and Advisor Class represent Small Cap Fund Shares. MidCap Fund currently is divided into four classes of Shares: Class A, Class C, Class R and Advisor Class shares of beneficial interest. No shareholder of either Fund shall have any option, warrant or preemptive right of subscription or purchase with respect to MidCap Fund Shares or
Small Cap Fund Shares.
(c) The financial statements appearing in each Fund's Annual Report to Shareholders for the fiscal year ended October 31, 2016, audited by PricewaterhouseCoopers LLP, and any interim unaudited financial statements, fairly present the financial position of each Fund as of their respective dates and the results of each Fund's operations for periods indicated, in conformity with Generally Accepted Accounting Principles applied on a consistent basis.
(d) The books and records of each Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of such Fund.
(e) FVIT, on behalf of each Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by FVIT, on behalf of either Fund, of the transactions contemplated by the Plan, except for the registration of Small Cap Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder. MidCap Fund has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) which will not be terminated by MidCap Fund in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due from or payable by MidCap Fund.
(f) FVIT has elected to treat each Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended
(the "Code"). Each Fund is a "fund" as defined in Section 851(g)(2) of the Code. Each Fund has qualified as a RIC for each taxable year since its inception and that has ended prior to the Closing Date, and, with respect to MidCap Fund, will have satisfied the
requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date, and, with respect to Small Cap Fund, intends to continue to qualify as a
RIC after the Closing Date.  Neither Fund has had any earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply. Consummation of the transactions contemplated by the Plan will not cause either Fund to fail to be qualified as a RIC as of the Closing Date.
(g) Neither Fund is under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(h) Neither Fund has any unamortized or unpaid organizational fees or expenses.
(i) All information to be furnished by either Fund for use in preparing any prospectus, proxy statement and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete.
(j) Neither Fund has any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4(c) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.
(k) There is no inter-corporate indebtedness existing between MidCap Fund and Small Cap Fund that was issued, acquired, or will be settled at a discount.
(l) The registration statement on Form N-14 referred to in
Section 6(h) hereof (the "Registration Statement"), and any
prospectus or statement of additional information of Small Cap
Fund or MidCap Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement, or any such prospectus or statement of additional information or supplement thereto, on the effective and clearance dates of the Registration Statement, on the date of the special meeting of MidCap Fund's shareholders to vote on the Plan (the "Special Meeting") and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.
(m) Since October 31, 2016, there has not been any material adverse change in either Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.
(n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by FVIT, on behalf of each Fund, of the transactions contemplated by the
Plan, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.
(o) As of the Closing Date, MidCap Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of
MidCap Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.
(p) There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against FVIT.
FVIT, on behalf of either Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Small
Cap Fund's or MidCap Fund's business or their ability to consummate the transactions herein contemplated.
(q) The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of FVIT's Board of Trustees, subject to approval of MidCap Fund's shareholders.
(r) On the Closing Date, all material Returns (as defined below) of each Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To FVIT's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority;
no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on either Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in each Fund's financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in the Plan, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, additional tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. "Return" means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules,
supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
5.  Further Representations and Warranties by FVIT, on behalf of
MidCap Fund.
FVIT represents and warrants that:
(a) The statement of assets and liabilities to be furnished by FVIT, on behalf of MidCap Fund, as of 1:00 p.m., Pacific time, on the Closing Date for the purpose of determining the number of Small
Cap Fund Shares to be issued pursuant to Section 1 of the Plan, will accurately reflect MidCap Fund's Net Assets and outstanding shares, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(b) At the Closing, FVIT, on behalf of MidCap Fund, will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(c)	 FVIT, on behalf of MidCap Fund, will declare and pay or
cause to be paid a dividend or dividends prior to the Closing Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of MidCap Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); and (ii) all of MidCap Fund's net capital gain recognized in its taxable year ended prior to the
Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).
6.  Covenants of FVIT.
(a) FVIT, on behalf of each Fund, covenants to operate each Fund's respective business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.
(b) FVIT, on behalf of MidCap Fund, undertakes that it will not acquire Small Cap Fund Shares for the purpose of making distributions thereof to anyone other than MidCap Fund's shareholders.
(c) FVIT, on behalf of MidCap Fund, undertakes that, if the Plan is consummated, MidCap Fund will liquidate and dissolve.
(d) FVIT, on behalf of each Fund, agrees that, by the Closing, all of the federal and other Tax Returns required by law to be filed on or before such date shall have been filed, and either all federal and other Taxes shown as due on said Returns shall have been paid, or adequate liability reserves shall have been provided for the payment of such Taxes.
(e) FVIT, on behalf of MidCap Fund, shall provide at the Closing:
(1)	A statement of the respective tax basis and holding period of all investments to be transferred by MidCap Fund to Small Cap Fund.
(2)	A copy (which may be in electronic form) of MidCap Fund's
shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, the backup withholding and nonresident alien withholding certifications, notices or records on file with FVIT, with respect to each shareholder, and such information as Small Cap Fund may reasonably request concerning MidCap Fund shares or MidCap Fund shareholders in connection with MidCap Fund's cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and
6045B of the Code and related regulations issued by the United
States Treasury ("Treasury Regulations") following the Closing for all of the shareholders of record of MidCap Fund's shares as of the close of business on the day of valuation as described in Section 2, who are to become holders of Small Cap Fund as a result of the transfer of assets that is the subject of this Plan
(the "Target Fund Shareholder Documentation").
(3)	A copy of any other Tax books and records of MidCap Fund
necessary for purposes of preparing any Tax Returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg.  1.6045A-1))
required by law to be filed by MidCap Fund after the Closing.
(4)	If requested by Small Cap Fund, all FASB ASC 740-10-25
(formerly, FIN 48) work papers and supporting statements pertaining to MidCap Fund.
(f) As promptly as practicable, but in any case within sixty days after the date of Closing, FVIT, on behalf of MidCap Fund, shall furnish Small Cap Fund, in such form as is reasonably satisfactory to Small Cap Fund, a statement of the earnings and profits of MidCap Fund for federal income tax purposes that will be carried over by Small Cap Fund as a result of Section 381 of the Code.
(g) As of the Closing, FVIT, on behalf of MidCap Fund, shall have called, and FVIT shall have held, a Special Meeting of MidCap Fund's shareholders to consider and vote upon the Plan and FVIT shall have taken all other actions reasonably necessary to obtain approval of the transactions contemplated herein. FVIT shall have sent to each shareholder of record of MidCap Fund entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined prospectus/proxy statement that complies in all material respects with the applicable provisions of the 1933 Act,
Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, thereunder
(the "Prospectus/Proxy Statement").
(h) FVIT, on behalf of Small Cap Fund, has filed the Registration Statement with the Securities and Exchange Commission ("SEC") and used its best efforts to provide that the Registration Statement became effective as promptly as practicable. At the time it became effective, the Registration Statement (i) complied in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement became effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i) Subject to the provisions of the Plan, FVIT, on behalf of each Fund, shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.
(j) FVIT, on behalf of MidCap Fund, shall deliver to Small Cap Fund, at the Closing Date, confirmation or other adequate evidence as to the Tax costs and holding periods of the assets and property of MidCap Fund transferred to Small Cap Fund in accordance with the terms of the Plan.
(k) FVIT, on behalf of each Fund, intends that the Reorganization will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code. FVIT, on behalf of each Fund, shall not take any action or cause any action to be taken (including, without limitation, the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of such Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.
7.  Conditions Precedent to be Fulfilled by FVIT.
The consummation of the Plan hereunder shall be subject to the following respective conditions:
(a) That all the representations and warranties contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date.
(b) That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either Fund or would prohibit the transactions contemplated hereby.
(c) That the Plan and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of MidCap Fund at a meeting or any adjournment thereof.
(d) FVIT, on behalf of MidCap Fund, shall have declared and paid or cause to have been paid a dividend or dividends prior to the Closing Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of MidCap Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); and (ii) all of MidCap Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).
(e) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of MidCap Fund or Small Cap Fund.
(f) That there shall be delivered to FVIT an opinion in form and substance satisfactory to it, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to FVIT, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, and the laws of the State of Delaware, and based upon certificates of the officers of FVIT with regard to matters of fact:
(1) The acquisition by Small Cap Fund of substantially all the assets of MidCap Fund, as provided for herein, in exchange solely for Small Cap Fund Shares followed by the distribution by MidCap Fund to its shareholders of Small Cap Fund Shares in complete liquidation of MidCap Fund will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code, and MidCap Fund and Small Cap Fund will each be a "party to the reorganization" within the meaning of
Section 368(b) of the Code;
(2) No gain or loss will be recognized by MidCap Fund upon the transfer of substantially all of its assets to Small Cap Fund in exchange solely for voting shares of Small Cap Fund under Sections 361(a) and 357(a) of the Code;
(3) No gain or loss will be recognized by Small Cap Fund upon the receipt by it of substantially all of the assets of MidCap Fund in exchange solely for voting shares of Small Cap Fund under
Section 1032(a) of the Code;
(4) No gain or loss will be recognized by MidCap Fund upon the distribution of Small Cap Fund Shares to its shareholders in complete liquidation of MidCap Fund (in pursuance of the Plan) under Section 361(c)(1) of the Code;
(5) The tax basis of the assets of MidCap Fund received by Small
Cap Fund will be the same as the tax basis of these assets in the hands of MidCap Fund immediately prior to the Reorganization under Section 362(b) of the Code;
(6) The holding periods of the assets of MidCap Fund received by Small Cap Fund will include the periods during which such assets were held by MidCap Fund under Section 1223(2) of the Code;
(7) No gain or loss will be recognized by the shareholders of MidCap Fund upon the exchange of their shares in MidCap Fund solely for voting shares of Small Cap Fund, including fractional shares to which they may be entitled, under Section 354(a) of the Code;
(8) The tax basis of Small Cap Fund Shares received by the shareholders of MidCap Fund (including fractional shares to which they may be entitled) will be the same as the tax basis of the MidCap Fund Shares exchanged therefor under
Section 358(a)(1) of the Code;
(9) The holding period of Small Cap Fund Shares received by shareholders of MidCap Fund (including fractional shares to which they may be entitled) will include the holding period of MidCap Fund Shares surrendered in exchange therefor, provided that the shareholder held the MidCap Fund Shares as a capital asset on the effective date of the Reorganization under
Section 1223(1) of the Code; and
(10) Small Cap Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury Regulations) the items of MidCap Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.
The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on MidCap Fund, Small Cap Fund, or any Shareholder of MidCap Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.
(g) That there shall be delivered to FVIT an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to FVIT, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:
(1) MidCap Fund and Small Cap Fund are each a series of FVIT and that FVIT is a validly existing statutory trust in good standing under the laws of the State of Delaware;
(2) FVIT is an open-end investment company of the management type registered as such under the 1940 Act;
(3) The consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of FVIT, on behalf of each Fund;
(4) FVIT, on behalf of each Fund, is authorized to issue an unlimited number of shares of beneficial interest, without par value; and
(5) Small Cap Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by FVIT, on behalf of Small Cap Fund.
In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of FVIT with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of FVIT.
(h) That Small Cap Fund's Prospectus contained in the Registration Statement with respect to Small Cap Fund Shares to be delivered to MidCap Fund shareholders in accordance with the Plan shall be effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.
(i) That Small Cap Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Small Cap
Fund Shares lawfully to be delivered to each holder of MidCap
Fund Shares.
(j) FVIT, on behalf of MidCap Fund will provide Small Cap Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by MidCap Fund to Small Cap Fund, (2) the Target Fund Shareholder Documentation,
(3) if requested by FVIT, on behalf of Small Cap Fund, all workpapers and supporting statements related to ASC 740-10-25 (formerly, FIN 48) pertaining to MidCap Fund, (4) the Tax books and records of MidCap Fund for purposes of preparing any Returns required by law to be filed for Tax periods ending after the Closing Date, and (5) a statement of earnings and profits as provided in Section 6(f).
8.  Expenses.
The expenses of entering into and carrying out the provisions of the Plan shall be borne as follows: each Fund will pay 25% of the costs of the Reorganization. Franklin Advisory Services, LLC, the investment manager for each Fund, will pay 50% of the costs of the Reorganization.
9.  Termination; Postponement; Waiver; Order.
(a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Reorganization abandoned at any time prior (whether before or after approval thereof by the shareholders of MidCap Fund) to the Closing, or the Closing may be postponed by FVIT, on behalf of either Fund, if any condition of its obligations set forth in Section 7 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.
(b) If the transactions contemplated by the Plan have not been consummated by December 31, 2017, the Plan shall automatically terminate on that date, unless a later date is set by officers of FVIT.
(c) In the event of termination of the Plan prior to its consummation, pursuant to the provisions hereof, the Plan shall become void and have no further effect, and neither FVIT, MidCap
Fund nor Small Cap Fund, nor their trustees, officers, or agents or the shareholders of MidCap Fund or Small Cap Fund shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 8 hereof.
(d) At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by FVIT if, in the judgment of its officers, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to its shareholders.
(e) The representations and warranties contained in Sections 4 and 5 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither FVIT, nor any of its officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.
(f) If any order of the SEC with respect to the Plan shall be issued prior to the Closing that imposes any term or condition that is determined by action of the Board of Trustees of FVIT, on behalf of either Fund, to be acceptable, such term or condition shall be binding as if it were a part of the Plan without a vote or approval of the shareholders of MidCap Fund; provided that, if such term or condition would result in a change in the method of computing the number of Small Cap Fund Shares to be issued to MidCap Fund, and such term or condition had not been included in the Prospectus/Proxy Statement or other proxy solicitation material furnished to the shareholders of MidCap Fund prior to the Special Meeting, the Plan shall not be consummated and shall terminate unless MidCap Fund promptly calls a special meeting of the shareholders of MidCap
Fund at which such condition shall be submitted for approval.
10. Final Tax Returns and Forms 1099 of MidCap Fund; Reporting responsibility.
(a) After the Closing Date, FVIT, on behalf of MidCap Fund, shall or shall cause its agents to prepare any federal, state or local
Tax Returns, including any Forms 1099, required to be filed by FVIT with respect to MidCap Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
(b) Any reporting responsibility of FVIT, on behalf of MidCap Fund, is and shall remain the responsibility of MidCap Fund, up to and including the Closing Date, and such later date on which MidCap
Fund is terminated including, without limitation, responsibility for (i) preparing and filing Tax Returns relating to Tax periods ending on or prior to the date of Closing (whether due before or after the Closing); and (ii) preparing and filing other documents with the SEC, any state securities commission, and any federal, state or local Tax authorities or any other relevant regulatory authority, except as otherwise mutually agreed by the parties.
11.  Liability of FVIT.
It is acknowledged and agreed that all obligations of FVIT under the Plan with respect to a Fund are binding only with respect to that Fund; shall be discharged only out of the assets of such Fund, that no other series of FVIT shall be liable with respect to the Plan or in connection with the transactions contemplated herein; and that neither FVIT nor a Fund shall seek satisfaction of any such obligation or liability from the shareholders of FVIT or a Fund, the trustees, officers, employees or agents of FVIT, or any of them.
12.  Entire Agreement and Amendments.
The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing.
Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.
13.  Counterparts.
The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.
14.  Governing Law.
The Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.


[Signature Page Follows]

IN WITNESS WHEREOF, FVIT, on behalf of MidCap Fund, and on behalf of Small Cap Fund, has caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.


FRANKLIN VALUE INVESTORS TRUST,
on behalf of FRANKLIN SMALL CAP VALUE FUND

By:
/s/Steven Gray
Name: Steven J. Gray
Title:   Vice President and Secretary




FRANKLIN VALUE INVESTORS TRUST,
on behalf of FRANKLIN MIDCAP VALUE FUND

By:
/s/Steven Gray
Name: Steven J. Gray
Title:   Vice President and Secretary



With respect to Section 8 of the Plan only:
FRANKLIN ADVISORY SERVICES, LLC

By:
/s/Donald Taylor
Name: Donald G. Taylor
Title:   President and Chief Investment Officer